Exhibit 99.1

TransDigm Announces Proposed Offering of

$250 Million of Senior Subordinated Notes

CLEVELAND, Jan. 17 /PRNewswire-FirstCall/ — TransDigm Group Incorporated (NYSE: TDG) announced today that its wholly-owned subsidiary, TransDigm Inc., is planning to issue $250 million of senior subordinated notes to finance its previously announced $430 million acquisition of Aviation Technologies, Inc. (“ATI”). The senior subordinated notes are intended to be an additional issuance of notes under the indenture pursuant to which TransDigm Inc. previously issued $275 million of senior subordinated notes in June 2006. In connection with the offering of the senior subordinated notes and also to finance the acquisition of ATI, TransDigm Inc. is seeking to raise $180 million of term loans through a tack-on to its existing $650 million senior secured term loan facility. In connection with these transactions, TransDigm Inc. also intends to increase its existing senior secured revolving credit facility from $150 million to $200 million, but does not currently intend to draw any amounts from this facility in connection with the closing of the ATI transaction.

The senior subordinated notes will not be registered under the Securities Act of 1933 or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from the registration requirements of the Securities Act of 1933 and applicable state securities laws.

This press release does not and will not constitute an offer to sell or the solicitation of an offer to buy the senior subordinated notes, nor shall there be any sale of the senior subordinated notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act of 1933.

About TransDigm Group

TransDigm Group is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include ignition systems and components, gear pumps, mechanical/electromechanical actuators and controls, NiCad batteries/chargers, power conditioning devices, hold-open rods and locking devices, engineered connectors, engineered latches and cockpit security devices, lavatory hardware and components, specialized AC/DC electric motors and specialized valving.

Forward-Looking Statements

Statements in this press release which are not historical facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward- looking statements, including, in particular, statements about our plans, objectives, strategies and prospects regarding, among other things, the acquired business and the proposed financing. We have identified some of these forward-looking statements with words like “believe,” “may,” “will,” “should,” “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate” or “continue” and other words and terms of similar meaning. All forward-looking statements involve risks and uncertainties which could affect actual results and could cause actual results or the benefits of the proposed merger to differ materially from those expressed in any forward-looking statements made by, or on behalf of, TransDigm. These risks and uncertainties include but are not limited to satisfaction of closing conditions to the transaction with ATI, difficulties encountered in integrating the companies or implementing our strategic value drivers, the effects of general industry conditions and our ability to complete the proposed financing. Except as required by law, TransDigm Group undertakes no obligation to revise or update the forward-looking statements contained in this press release.

CONTACT:

Sean Maroney

Investor Relations

216.706.2945

ir@transdigm.com